UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 20, 2007

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage, Abilene, KS	67410-2832

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(785) 263-3350

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regulation FD Disclosure

Item 7.01 - Regulation FD Disclosure

The Board of Directors of Duckwall-ALCO Stores, Inc. (the “Company”) had previously approved the Company’s Fiscal 2008 Operating Plan and Fiscal 2008 Capital Expenditure Plan. Both of these plans have been updated.  Details and discussion of these items are set forth in the Current Report on Form 8-K.

Fiscal 2008 Operating Plan
Details and discussion of the Fiscal 2008 Operating Plan by comparable stores, non-comparable stores and corporate level are set forth below.

Income Statement:	Comp	% of	Non-Comp	% of		% of
	Stores (1)	Sales	Stores (2)	Sales	Total	Sales
Sales	$478,556,184	100.0%	28,620,186	100.0%	$507,176,370	100.0%
Gross margin	153,951,524	32.2%	9,999,772	34.9%	163,951,296	32.3%
Store operating expenses:
SG&A	100,878,366	21.1%	2,707,808	9.5%	103,586,174	20.4%
New store preopening expense	-	0.0%	2,706,866	9.5%	2,706,866	0.5%
Depreciation	2,991,758	0.6%	496,259	1.7%	3,488,017	0.7%
Total store 0perating expenses	103,870,124	21.7%	5,910,933	20.7%	109,781,057	21.6%
Store contribution	$50,081,400	10.5%	4,088,839	14.3%	54,170,239	10.7%
Corporate SG&A:
Warehouse					9,510,189	1.9%
General office					20,176,912	4.0%
Depreciation					3,378,246	0.7%
Total Corporate SG&A					33,065,347	6.5%
Earnings before interest and taxes					21,104,892	4.2%
Interest					3,105,951	0.6%
Earnings before taxes					17,998,941	3.5%
Taxes					7,379,566	1.5%
Net income					10,619,375	2.1%
EBITDA (3)					29,111,155	5.7%
EBIT (4)					$21,104,892	4.2%

Select Financial Data:
Return on average assets (5)					5.4%
Return on average equity (6)					9.5%
Stores beginning of period					256
Stores end of period					268
Selling square feet beginning of period					4,187,183
Selling square feet end of period					4,528,902
Square feet % change					8.2%
SG&A % of sales					28.2%
SG&A % of gross margin					87.13%
EBITDA per average selling sq ft (7)					$6.68
SG&A per average selling sq ft (7)					$32.78
Sales per average selling sq ft (7)					$116.38

(1) Comparable stores are those stores opened during fiscal 2006 and still open at the end of fiscal 2008.
(2) Non-comparable stores are those stores opened in fiscal 2007 and fiscal 2008 that are still open at the end of fiscal 2008.
(3) EBITDA is net income before interest, taxes, depreciation and amortization and stock option expense. It is a non-GAAP financial measure.
(4) EBIT is net income before interest and taxes.
(5) Return on average assets is net income divided by ((beginning assets plus ending assets) divided by two).
(6) Return on average equity is net income divided by ((beginning equity plus ending equity) divided by two).
(7) Average selling square feet is (beginning selling square feet plus ending selling square feet) divided by two.

Reconciliation and Explanation of Non-GAAP Financial Measures
EBITDA (earnings from continuing operations plus interest, taxes, depreciation and amortization) is a non-GAAP financial measure. The Company includes EBITDA as part of its disclosure as a means of enhancing its communication with stockholders. Certain stockholders have specifically requested this information as a means of comparing the Company to other retailers that disclose a similar non-GAAP performance measure. Further, management utilizes this measure internally to review performance, and to compare the Company’s performance to that of its peers. EBITDA differs from the most comparable GAAP financial measure (earnings from continuing operations before discontinued operations) in that it does not include non-cash items. As a result, it may not reflect important aspects of the results of the Company’s operations. The following tables show how EBITDA and EBITDA per average selling square feet are calculated:

EBITDA:
Net Income	$10,619,375
Plus interest	3,105,951
Plus taxes	7,379,566
=EBIT	21,104,892
Plus depreciation and amortization	6,866,263
Plus stock option expense	1,140,000
=EBITDA	$29,111,155

EBITDA per average selling square feet:
Net Income per average selling square feet	$2.44
Plus interest per average selling square feet	0.71
Plus taxes per average selling square feet	1.69
=EBIT per average selling square feet	4.84
Plus depreciation and amortization per average selling square feet	1.58
Plus stock option expense per average selling square feet	0.26
=EBITDA per average selling square feet	$6.68

Management Discussion of Fiscal 2008 Operating Plan

Based on the Company’s performance during the first quarter and the Company’s concern regarding the total economy for the balance of the year, the Company has adjusted its operating plan for the year. Additionally, certain capital expenditures have been delayed including the reduction of its planned new stores from 25 to 18.

The Company’s Fiscal 2008 Operating Plan has been updated for comparable stores sales growth goal of 3.0% compared to 6.0% for fiscal 2007. Management had originally planned for a 5% comparable sales growth.

In Fiscal 2008, the Company is planning to open 18 new ALCO stores with approximately 20,000 selling square feet each. The Company anticipates these stores will each have sales of $2.2 million in their first full year of operation. The plan contains a contingency to permit the Company to close four stores. The Company has already experienced two store closings in the first half of the year due to tornados.  If the additional four stores were closed, the net change in store count for Fiscal 2008 would be an increase of 12 stores.

The Company plans to improve its gross margin by 70 basis points over last fiscal year, based on the initiatives previously mentioned. The Company plans to have better control of mark downs and to implement zone pricing as a part of such initiatives. The Company also expects to see moderate relief in freight costs, reduced shrinkage, less promotional activity, and a continued improvement in its merchandise mix. The Company also began the year with a significant improvement on the initial markup relating to previously implemented merchandise initiatives.

Store selling, general and administrative expenses (“SG&A”) are planned to be 21.6% of sales. This is a 90 basis point reduction from results of 22.5% for fiscal 2007. Included in non-comparable stores SG&A are the estimated expenses to close the four additional stores. These are expenses to liquidate inventory, remove furniture and fixtures and pay severance to employees, as applicable.

New stores are planned using the Company’s previously disclosed new store model. The IRR economics of this model have not changed. The Company continues to evaluate the individual locations it is considering based on the criteria set forth in this model. The stores the Company opened in Fiscal 2007 based on this model are performing at or exceeding the return expected.

The Fiscal 2008 Operating Plan anticipates that store depreciation expense for comparable stores will increase for store maintenance and new fixtures to support the merchandise initiatives including the home accessories shop and other upcoming merchandise initiatives.

Corporate selling, general and administrative expenses are planned at 6.5% of sales. Warehouse expenses will increase based on sales and inflation. Some efficiency will be realized since the new perpetual inventory system is fully rolled out to all the ALCO stores. Professional services will also remain high to comply with Section 404 of Sarbanes-Oxley and regulations adopted thereunder, but these will be partially offset by the addition of an Internal Audit Department.

The Fiscal 2008 Plan contemplates that interest expense will increase based on the increased use of the Company’s revolving line of credit. The Company has reduced its interest rate risk by placing a large portion of its information technology initiative in a combination of capital and operating leases. The majority of the Company stores are under operating leases ranging from one to 15 years in length, also reducing interest rate risk.

Income taxes are planned to be at a 41.0% effective rate.

Net income is planned to be $10.6 million.

Projected Balance Sheet as of February 3, 2008:

Assets
Cash	$3,920,919
Receivables	2,906,154
Inventory	148,008,984
Prepaid expenses	2,633,757
Deferred income taxes	3,037,324
Total current assets	160,507,138
Fixed Assets	97,924,550
less Accumulated Depreciation	(71,317,072)
Net fixed assets	26,607,478
Capitalized leases, net	4,492,726
Other long term	11,275
Deferred Income Taxes	3,343,852
Total Assets	194,962,469

Liabilities & Equity
Accounts Payable	37,026,117
Accrued Expenses	9,541,239
Income Taxes Payable	942,290
Other Liability-Current	6,782,902
Current Portion – Capital Lease Obligations	2,239,272
Total Current Liabilities	56,531,820
Revolver Notes	10,781,070
Capitalized Leases	6,267,827
Other Long Term Liabilities	4,686,127
Total Non-Current Liabilities	21,735,024

Common Stock – Par Value	380
Additional Paid in Capital	37,331,642
Net Income - Current Year	10,619,375
Retained Earnings	68,744,228
Total Stockholders' Equity	116,695,625
Total Liabilities & Equity	$194,962,469

The Company has planned for its inventory to decline slightly from Fiscal 2007.  With the full implementation of the perpetual inventory system and automatic stock replenishment, the Company expects to bring inventory levels down on a per store basis, which will be offset by the addition of inventory for 12 net new stores.

Accounts payable as a percent of inventory and merchandise vendor participation are planned to increase based on newly negotiated vendor agreements. Accounts payable as a percent of inventory is expected to increase to 25.0% from 20.2%. Days of accounts payable are expected to increase to 35.2 from 31.1.

Cash Flow Statement:

Cash flows from operating activities:
Net earnings	$10,619,375
Adjustments to reconcile net earnings to net cash
used in operating activities:
Depreciation and amortization	6,866,263
Tax benefit of stock options exercised
Changes in:
Receivables	152,955
Prepaid expenses	(1,073,088)
Inventories	3,397,297
Accounts payable	1,763,148
Income taxes payable	(972,205)
Accrued taxes other than income	(3,202,764)
Other assets and liabilities	2,068,711
Net cash used in operating activities	19,619,692
Cash flows used in investing activities:
Proceeds from the sale of assets	-
Acquisition of:
Fixtures, equipment and leasehold improvements	(7,980,500)
Net cash used in investing activities	(7,980,500)
Cash flows provided by financing activities:
Decrease in revolving loan	(10,296,363)
Principal payments under capital lease obligations	(404,413)
Net cash provided by financing activities	(10,700,776)

Net increase in cash and cash equivalents	938,416
Cash and cash equivalents at beginning of period	2,982,503

Cash and cash equivalents at end of period	$3,920,919

Fiscal 2008 Capital Expenditure Plan.
Set forth below is the detail of the Company’s Fiscal 2008 Capital Expenditure Plan.

Store Openings Fiscal 2008	$5,364,000
Facility Maintenance	1,950,000
Potential Relocations	391,500
Information Technology
Warehouse management system	-
Other IT software/hardware	275,000
Total Capital Expenditures	$7,980,500

The Company has planned capital expenditures of $13.0 million. The amount has been reduced to $8.0 due to the number of stores to be opened and to the postponement of the implementation of the warehouse management system until next fiscal year.  The Company no longer plans to construct and own its locations. Through agreements with regional developers, the Company will select appropriate markets and sites and the developers will secure the site and construct the store. The Company will negotiate and initiate a long term operating lease for the store. Capital expenditures planned for new stores is equal to the costs for furniture, fixture and equipment, plus any leasehold improvements costs for the 18 new stores planned in Fiscal 2008.

Facilities repair and maintenance, while primarily planned for store upkeep, includes replacement fixtures needed in connection with any merchandise initiatives in the future.

The Company has identified two stores for relocation.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS OF OPERATIONS, FINANCIAL CONDITION OR BUSINESS

Certain statements contained in this Current Report on Form 8-K that are not statements of historical fact may constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act. These statements are subject to risks and uncertainties, as described below. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, store openings, store closings, payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of the Company's management or Board of Directors, including plans or objectives relating to inventory, store development, marketing, competition, business strategy, store environment, merchandising, purchasing, pricing, distribution, transportation, store locations and information systems, (iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and (iii). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "could," "intends," "plans," "estimates", "projects" or "anticipates," variations thereof or similar expressions.

Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. The Company's future results of operations, financial condition and business operations may differ materially from the forward-looking statements or the historical information stated in this Current Report on Form 8-K. Stockholders and investors are cautioned not to put undue reliance on any forward-looking statement.

There are a number of factors and uncertainties that could cause actual results of operations, financial condition or business contemplated by the forward-looking statements to differ materially from those discussed in the forward-looking statements made herein or elsewhere orally or in writing, by, or on behalf of, the Company, including:

•	Sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and factors affecting the retail category in general,
•	The Company’s ability to train employees in the new POS system; and
•	The Company’s ability to meet the time tables set forth in this Current Report and in the Lease and Proposal

Additional information regarding these and other factors may be included in the Company’s annual and quarterly reports filed on Forms 10-K and 10-Q, respectively, and other public documents, copies of which are available from the Company on request. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access these periodic reports and other public documents of the Company.